SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                                  April 7, 1999
                        (Date of earliest event reported)

                       COMCAST CABLE COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



        Delaware                   333-30745                 23-2175755
(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                            Identification No.)



1201 Market Street, Suite 2201, Wilmington, Delaware            19801
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:        (302) 594-8700



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ITEM 5.  Other Events.

                  On April 7, 1999, Comcast Corporation ("Comcast"), the parent of Comcast Cable Communications, Inc. (the "Company") issued a press release announcing that it has completed the acquisition of a controlling interest in Jones Intercable, Inc. ("Jones Intercable") Comcast purchased approximately 12.8 million shares of Class A Common Stock of Jones Intercable and approximately 2.9 million shares of Common Stock of Jones Intercable, representing approximately 37% of the economic and 47% of the voting interest in Jones Intercable. Comcast contributed these shares of Jones Intercable to the Company, a wholly-owned subsidiary of Comcast. The approximately 2.9 million shares of Common Stock of Jones Intercable represent approximately 57% of the outstanding shares of Common Stock, and the Common Stock voting as a class elects 75% of the Board of Directors of Jones Intercable. As, a result, Jones Intercable will be a consolidated public company subsidiary of the Company.

                  A copy of Comcast's press release dated April 7, 1999 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

         (c) Exhibits:

          99.1   Press Release dated April 7, 1999 from Comcast Corporation.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    COMCAST CABLE COMMUNICATIONS, INC.



                                    By: /s/ Arthur R. Block
                                        Arthur R. Block
                                        Vice President and
                                        Senior Deputy General Counsel




Date:  April 8, 1999



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

                                  EXHIBIT INDEX

Exhibit No.                                  Exhibit
99.1                 Press Release dated April 7, 1999 from Comcast Corporation